Exhibit 99.1

FRONTLINE LTD. PAR-LA-VILLE PLACE, 4TH FLOOR 14 PAR-LA-VILLE ROAD HAMILTON, HM08 BERMUDA
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1
		For	Against	Abstain

1
To consider and vote upon a proposal to authorize and approve the Merger Transactions by and among Frontline Ltd., Frontline 2012 Ltd. and Frontline Acquisition Ltd., a wholly-owned subsidiary of Frontline Ltd., pursuant to which Frontline 2012 Ltd. will become a wholly-owned subsidiary of Frontline Ltd.
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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.
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FRONTLINE LTD.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE SPECIAL GENERAL MEETING OF SHAREHOLDERS ON                 , 2015.

I hereby appoint                            and                              and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all shares in Frontline Ltd. at the special general meeting of shareholders to be held at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM 08 Bermuda, at 9:30 a.m. local time on                        , 2015, and at any adjournment or postponement thereof, upon all matters described in the joint proxy statement/prospectus that may properly come before the meeting, in accordance with my instructions on the reverse side of this proxy card. I hereby revoke all previous proxies given to vote at the special meeting or any adjournment or postponement thereof.

I acknowledge receipt of the notice of special general meeting of Frontline Ltd. shareholders, and the joint proxy statement/prospectus.

Continued and to be signed on reverse side